Exhibit 5.1

May 19, 2015

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Juniper Networks, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about May 19, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 74,000,000 shares of Common Stock, $0.00001 par value, of the Registrant (the “Shares”). The Shares subject to the Registration Statement consist of (i) 67,000,000 shares of Common Stock, $0.00001 par value, of the Registrant that are available for issuance pursuant to the Juniper Networks, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and (ii) up to 7,000,000 shares of Common Stock, $0.00001 par value, of the Registrant that are available for issuance pursuant to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated (the “2008 Plan” and, together with the 2015 Plan, the “Plans”).

As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the agreements related thereto.

It is our opinion that, when issued and sold in compliance with the prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati